EXHIBIT 99.1




NEWS BULLETIN
FROM:

[DT Industries, Inc. Logo]                            907 West Fifth Street
                                                      Dayton, OH  45407

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
At the company:                                       At FRB/BSMG Worldwide
John M. Casper                                        Tad Gage or Lisa Fortuna
Chief Financial Officer                               tgage or lfortuna@bsmg.com
(937) 586-5600                                        (312) 266-7800

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 14, 2001

          DT INDUSTRIES REPORTS FISCAL 2001 AND FOURTH QUARTER RESULTS
                       Company Takes Non-Cash Asset Charge

DAYTON, Oh., August 14, 2001--DT Industries, Inc. (Nasdaq: DTII) today reported fourth quarter net sales of $139.3 million compared with $133.2 million in fourth quarter 2000. In fourth quarter 2001, DTI reported a net after-tax loss of $63.9 million or $6.17 per share, which includes charges of approximately $63.4 million or $6.13 per share primarily related to the writedown of goodwill ($33.9 million), loss on sale of assets ($5.1 million), write-down of assets ($22.0 million) and a restructuring charge ($2.4 million). Virtually all of the $63.4 million are non-cash charges. In fourth quarter 2000, the company posted a net loss of $2.7 million or $0.26 per share.

For the year ended June 24, 2001 DTI posted net sales of $511.1 million compared with sales of $464.3 million in the prior year. The company recorded a net loss in fiscal 2001 of $71.3 million or $7.01 per share compared with a net loss of $4.6 million or $0.45 per share in fiscal 2000.

"We have made significant and rapid progress during the past year to return DT Industries to financial health, including asset sales to generate cash for debt reduction, major operating changes designed to improve productivity and margins, and a new management team and structure to drive growth and future returns," said Stephen Perkins, president and CEO. "In a short time, our management team has accomplished many of its initial goals related to stabilizing the business and setting the stage for generating quality earnings."

Company Completes First Phase of Turnaround

Jack Casper, senior vice president and CFO, stated: "With the various non-cash valuation charges taken in fiscal fourth quarter coupled with the asset sales of Detroit Tool Metal


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Products Co. and Scheu & Kniss, the company starts fiscal 2002 with a clean balance sheet, sufficient cash to fund working capital requirements, and the opportunity to improve gross margins and operating income through improved project and working capital management."

"We were also pleased that we were able to obtain a one year extension on our senior credit facility a few weeks ago, assuring us sufficient working capital to manage our business. The extension, combined with continued operational improvements, should enable us to secure better, longer-term arrangements with a new bank group going forward," said Casper.

2001 Highlights

Perkins provided perspective on management's progress: "We now have a much leaner, focused business that we can concentrate on improving operations. Both our Packaging and Automation segments have been significantly reorganized with new leadership. We have implemented a number of processes to ensure that employees and managers focus on efficient use of working capital, maximizing productivity and margins, and improved asset turnover."

2002 Outlook

Perkins said that management remains "cautiously optimistic" about fiscal 2002, and has established the goal of returning to a positive earnings performance for the year. He noted, however, that the company anticipates that the slow economic conditions may have a negative impact on revenues through the first half of the year.

"With the operating improvements we have implemented, the revenues we generate should carry better margins than in the past," he noted. "Most of our key markets, particularly automotive and electronics, remain depressed."

Perkins continued: "Many current and prospective new customers are discussing projects with us. We are not lacking projects on which to quote but currently customers are very reluctant to make contractual commitments."

"During the past couple of years, the company's sales capabilities and momentum deteriorated along with operations, and we are rebuilding our sales force and sharpening our skills. We expect these initiatives to have a significant impact when customer demand increases as the economy improves."

Perkins concluded: "We see 2002 as the next stage of our transformation as a company. Our focus in fiscal 2001 was to stabilize the company and make significant operating improvements. We are proud of our accomplishments in this regard. The focus in 2002 is on operations and working capital management. We expect to have a revitalized sales force, a smarter and more responsive company that provides better customer service that is also profitable. We are developing marketing and business strategies to drive revenue growth, and we are looking forward to implementing and testing them when the U.S. economy begins to recover and the pent-up demand for our systems starts translating into revenues."


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Conference Call

DT Industries has scheduled its quarterly conference call for August 14 at 10 a.m. EDST, which will be webcast on the Internet by Vcall. To attend this virtual conference, log in at http://www.vcall.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software. To participate in the live audio call, dial 703-871-3597 or 888-792-1093 at least 5 minutes before start time.

A replay of the webcast will be accessible on the Vcall website for one week. For those unable to listen to the call via the Internet, a replay of the call will be available until 12:00 midnight EDST on August 21, 2001, by dialing 703-925-2435. The confirmation number for the replay is 5442505.

DT Industries is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products.

Certain information contained in this press release includes forward-looking statements. These statements comprising all statements herein which are not historical are based upon the Company's interpretation of what it believes are significant factors affecting its businesses, including many assumptions regarding future events, and are made pursuant to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "opportunities", "growth potential", "objectives" and "goals", the words "anticipate", "believe", "estimate", "expect", and similar expressions used herein indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on projects, excess product warranty expenses, collectability of past due customer receivables, significant restructuring or other special, non-recurring charges, foreign currency exchange rate fluctuations, delays in achieving anticipated cost savings or in fully implementing project management systems, availability of financing at acceptable terms, the company's ability to sell existing business units on favorable terms, changes in interest rates, increased inflation, the outcome of pending litigation related to the previously announced accounting irregularities, the Company's ability to implement operational and financial systems to manage the Company's decentralized operations and other factors described in the Company's filings with the U.S. Securities and Exchange Commission.

                       For Free Fax On Demand Information,
                    Dial 1-800-PRO-INFO and the ticker "DTII"

                          -FINANCIAL TABLES TO FOLLOW-



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DT INDUSTRIES, INC.
Consolidated Balance Sheets
(Dollars in Thousands Except Per Share Data)
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                                                                            June 24,                  June 25,
                                                                              2001                      2000
                                                                      ---------------------     ---------------------
Assets

Current assets:
     Cash and cash equivalents                                        $         5,505           $         8,705
     Accounts receivable, net                                                  44,915                    58,924

     Costs and estimated earnings in excess of amounts
      billed on uncompleted contracts                                         117,859                    94,925

     Inventories, net                                                          40,865                    52,926

     Prepaid expenses and other                                                18,537                    14,296
                                                                     ---------------------     ---------------------
          Total current assets                                                227,681                   229,776

Property, plant and equipment, net                                             62,463                    73,218

Goodwill, net                                                                 123,767                   173,823

Other assets, net                                                               5,034                     4,253
                                                                      ---------------------     ---------------------
                                                                      $       418,945           $       481,070
                                                                      =====================     =====================
Liabilities and Stockholders' Equity

Current liabilities:

     Current portion of long-term debt                                $        32,651           $           713

     Accounts payable                                                          40,917                    47,189

     Customer advances                                                         25,651                    22,411

     Accrued liabilities                                                       41,387                    35,446
                                                                      ---------------------     ---------------------
           Total current liabilities                                          140,606                   105,759
                                                                      ---------------------     ---------------------
Senior secured term and revolving credit facility                              93,143                   116,928

Other long-term debt                                                            6,928                     9,216

Deferred income taxes                                                             ---                    10,375

Other long-term liabilities                                                     3,778                     3,709
                                                                      ---------------------     ---------------------
          Total long-term obligations                                         103,849                   140,228
                                                                      ---------------------     ---------------------
Commitments and contingencies

Company-obligated, mandatorily redeemable convertible
preferred securities of subsidiary DT Capital Trust holding solely
convertible junior subordinated debentures of the Company                      80,652                    70,000
                                                                      ---------------------     ---------------------
Stockholders' equity:

     Preferred stock, $0.01 par value; 1,500,000 shares
          authorized; no shares issued and outstanding
     Common stock, $0.01 par value; 100,000,000 shares
          authorized; 10,337,274 and 10,107,274 shares
          outstanding at June 24, 2001
          and June 25, 2000, respectively                                         113                       113

     Additional paid-in capital                                               127,853                   133,348

     Retained earnings                                                        (6,965)                    64,378

     Cumulative translation adjustment                                        (2,058)                   (1,978)

     Unearned portion of restricted stock                                       (661)                       ---

     Less -
          Treasury stock (1,038,488 and 1,268,488 shares
          at June 24, 2001 and June 25, 2000, respectively), at cost         (24,444)                  (30,778)
                                                                      ---------------------     ---------------------
          Total stockholders' equity                                           93,838                   165,083
                                                                      ---------------------     ---------------------
                                                                      $       418,945           $       481,070
                                                                      =====================     =====================

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Footnote to Consolidated Balance Sheets
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Subsequent to the year ended June 24, 2001, the Company extended its senior credit facility of $125,349 until July 2, 2002. At June 24, 2001, the facility was $138,429. The proceeds from the sale of Detroit Tool Metal Products Company and Scheu and Kniss were used to reduce the facility.


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DT INDUSTRIES, INC.
Consolidated Statement of Operations
(Dollars in Thousands Except Per Share Data)
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                                                 Three months ended                               Twelve months ended

                                          June 24,                 June 25,                June 24,                June 25,
                                            2001                     2000                    2001                    2000
                                     --------------------     -------------------     --------------------    --------------------

Net sales                            $       139,261          $       133,179         $       511,102         $       464,285
Cost of sales                                127,790                  111,467                 434,357                 374,091
                                     --------------------     -------------------     --------------------    --------------------

Gross profit                                 11,471                    21,712                  76,745                  90,194

Selling, general and
   administrative expenses                   31,442                    20,945                  90,494                  79,852

Goodwill Impairment                          38,219                     ---                    38,219                     ---

Restructuring charge                          3,694                     ---                     3,694                     ---

Loss on the sale of assets                    7,915                     ---                     8,473                     ---
                                     --------------------     -------------------     --------------------    --------------------

Operating income (loss)                    (69,799)                      767                  (64,135)                 10,342

Interest expense                              3,435                    3,032                   14,891                  10,305

Dividends on Company-obligated,
   mandatorily redeemable
   convertible preferred securities
   of subsidiary DT Capital Trust
   holding solely convertible junior
   subordinated debentures of the
   Company, at 7.16% per annum                1,412                    1,320                    5,506                   5,146
                                     --------------------     -------------------     --------------------    --------------------

Loss before provision for
   income taxes                             (74,646)                  (3,585)                 (84,532)                 (5,109)

Benefit for income taxes                    (10,790)                    (916)                 (13,189)                   (519)
                                     --------------------     -------------------     --------------------    --------------------
Net loss                             $     (63,856)           $       (2,669)         $       (71,343)         $       (4,590)
                                     ====================     ===================     ====================    ====================

Net loss per common share:

   Basic                             $        (6.17)          $        (0.26)         $         (7.01)         $        (0.45)
   Diluted                           $        (6.17)          $        (0.26)         $         (7.01)         $        (0.45)
                                     ====================     ===================     ====================    ====================

Weighted average common
   shares outstanding:

      Basic                               10,347,679               10,107,274              10,172,811              10,107,274

      Diluted                             10,347,679               10,107,274              10,172,811              10,107,274
                                     ====================     ===================     ====================    ====================

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Footnote to Consolidated Statement of Operations
(Dollars in thousands)

During the three and twelve months ended June 24, 2001, the Company recorded various non-cash asset charges to cost of sales and operating expenses as shown below:
                                                                         Fourth Quarter
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                                                                                 2001
                                                                -------------------------------------------

                                                                   As
                                                                Reported       Charges     Adjusted           2000
                                                            -------------------------------------------    ------------

 Net sales                                                           139,261           -       139,261         133,179

 Cost of sales                                                       127,790     (13,963)      113,827         111,467

 Gross profit                                                         11,471      13,963        25,434          21,712

 Operating expenses                                                   81,270     (60,547)       20,723          20,945

 Operating income (loss)                                             (69,799)     74,510         4,711             767

 Interest expense                                                      4,847           -         4,847           4,352

 Income (loss) before provision for income taxes                     (74,646)     74,510          (136)         (3,585)

 Provision (benefit) for income taxes                                (10,790)     11,109           319            (916)

 Net income (loss)                                                   (63,856)     63,401          (455)         (2,669)


 Gross profit as % of sales                                             8.2%                     18.3%           16.3%
 Operating income (loss) as a % of sales                              -50.1%                      3.4%            0.6%
 EBITDA                                                              (66,458)                    8,053           4,178
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                                                                         Year-to-date
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                                                                               2001
                                                            -------------------------------------------

                                                                   As
                                                                Reported       Charges     Adjusted           2000
                                                            -------------------------------------------    ------------

 Net sales                                                           511,102           -       511,102         464,285

 Cost of sales                                                       434,357     (13,963)      420,394         374,091

 Gross profit                                                         76,745      13,963        90,708          90,194

 Operating expenses                                                  140,880     (61,105)       79,775          79,852

 Operating income (loss)                                             (64,135)     75,068        10,933          10,342

 Interest expense                                                     20,397           -        20,397          15,451

 Income (loss) before provision for income taxes                     (84,532)     75,068        (9,464)         (5,109)

 Provision (benefit) for income taxes                                (13,189)     11,276        (1,913)           (519)

 Net income (loss)                                                   (71,343)     63,792        (7,551)         (4,590)


 Gross profit as % of sales                                            15.0%                     17.7%           19.4%
 Operating income (loss) as a % of sales                              -12.5%                      2.1%            2.2%
 EBITDA                                                              (49,492)                   25,576          26,094
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